Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF SARBANES-OXLEY 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of FirstMerit Corporation (the “Corporation”), hereby certifies that the Corporation's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

October 30, 2015	By:	/s/ Terrence E. Bichsel
Senior Executive Vice President and Chief Financial Officer

A signed original of this written statement has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.